SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        CADAPULT GRAPHIC SYSTEMS, INC.
            ------------------------------------------------------
            (Exact Name of Registrant as Specified in its Charter)

               Delaware                                84-0475073
----------------------------------------    --------------------------------
(State of Incorporation or Organization)    (IRS Employer Identification No.)

        110 Commerce Drive, Allendale, New Jersey              07401
        -----------------------------------------            ----------
         (Address of Principal Executive Offices)            (Zip Code)

      If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

      If this form relates to the registration of a class of securities pursuant to Section 12(g) of the exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

      Securities Act registration statement file number to which this form relates: ___________ (if applicable).

      Securities to be registered pursuant to Section 12(b) of the Act:

           Title Of Each Class                 Name Of Each Exchange On Which
           To Be So Registered                 Each Class Is To Be Registered
           -------------------                 ------------------------------

Common Stock, par value $.001 per share         American Stock Exchange
---------------------------------------        ------------------------------

      Securities to be registered pursuant to Section 12(g) of the Act:


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                               (Title of Class)

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                               (Title of Class)





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                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.     Description of Registrant's Securities to be Registered.

      The capital stock of Cadapult Graphic Systems, Inc. to be registered is the common stock, par value $.001 per share, of Cadapult Graphic Systems, Inc.

      For a complete description of the common stock of Cadapult Graphic Systems, Inc., reference is made to Cadapult Graphic Systems, Inc.'s registration statement on Form SB-2, Registration Number 333-91005, originally filed on November 15, 1999, as amended to date, under "Our Securities" at pages 51 to 53 of the prospectus in Amendment No. 5 to Form SB-2, filed on June 15, 2000.


Item 2.     Exhibits

      The following exhibits are filed as part of this registration statement:

Exhibit     Description
-------     -----------

3(i)(1)     Certificate of Incorporation of Cadapult Graphic Systems, Inc., a
            Delaware corporation (Incorporated by reference to Exhibit 3.1 of
            Quarterly Report on Form 10-QSB/A filed on September 1, 1998).
3(i)(5)     Certificate of Amendment of Certificate of Incorporation of
            Cadapult Graphic Systems, Inc. (Incorporated by reference to
            Exhibit 3(i)(5) of Annual Report on Form 10-KSB filed on
            September 28, 1999).
3(ii)       By-Laws  (Incorporated by reference to Exhibit 3.2 of Quarterly
            Report on Form 10-QSB/A filed on September 1, 1998).
4.1         1998 Incentive Plan (Incentive Stock Option Plan) (Incorporated
            by reference to Exhibit 4.1 of Annual Report on Form 10-KSB filed on September 28, 1999).
4.2         Form of Option Agreement for Management (Incorporated by reference to Exhibit 4.2 of Annual Report on Form 10-KSB filed on September
            28, 1999).
4.3         Form of Option Agreement for Employees (Incorporated by reference to Exhibit 4.3 of Annual Report on Form 10-KSB filed on September
            28, 1999).
4.4         Form of Warrant Certificate (Incorporated by reference to Exhibit
            4.4 of Annual Report on Form 10-KSB filed on September 28, 1999).
4.5         Certificate of Designation (Incorporated by reference to Exhibit
            4.5 of Registration Statement on Form SB-2 filed on November 15,
            1999).
4.6         Form of Warrant Certificate for Purchasers of Units (Incorporated
            by reference to Exhibit 4.6 of Registration Statement on Form
            SB-2, Registration Number 333-91005, originally filed on November
            15, 1999).
4.7*        Specimen of common stock certificate
4.8*        Specimen of preferred stock certificate
____
* Filed herewith

                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly cause this registration statement to be signed on its behalf by the undersigned, hereto duly authorized.

                                     CADAPULT GRAPHIC SYSTEMS, INC.

Date:  August 1, 2000                By:  /s/ Michael W. Levin
                                       ------------------------------
                                          Michael W. Levin,
                                          Chairman, President
                                          and Chief Executive Officer

Date:  August 1, 2000                By:  /s/ Frances Blanco
                                       ------------------------------
                                          Frances Blanco,
                                          Vice President and Secretary